UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 26, 2013, J. C. Penney Company, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”), with respect to the underwritten public offering (the “Offering”) of 84,000,000 shares (the “Shares”) of common stock of 50¢ par value of the Company (the “Common Stock”).  The offering and sale of the Shares was made pursuant to the Company’s Registration Statement on Form S-3, initially filed with the Securities and Exchange Commission on April 24, 2013 (File No. 333-188106-01), the Prospectus dated August 26, 2013 and the Prospectus Supplement dated September 26, 2013.  The sale of the Shares pursuant to the Underwriting Agreement is expected to close on October 1, 2013.  The net proceeds of the Offering to the Company are estimated to be approximately $785.8 million, after deducting underwriting discounts and commissions and expenses of the Offering (or approximately $903.8 million if the Underwriter exercises its option in full).  The Company intends to use the net proceeds of the Offering for general corporate purposes.  Pursuant to the Underwriting Agreement, the Company granted the Underwriter an option until October 26, 2013 to purchase up to 12,600,000 additional shares of Common Stock at the initial price to the public less the underwriting discount of the Offering.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities arising out of or in connection with the Offering and customary contribution provisions in respect of those liabilities.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Underwriter and its affiliates have provided, and may in the future provide, a variety of financial and non-financial services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. For example, an affiliate of Goldman, Sachs & Co. is the administrative agent, collateral agent and lead arranger under the Company’s existing senior secured term loan credit facility and a lender under the Company’s existing revolving credit facility.

The opinion of Skadden, Arps, Slate, Meagher & Flom LLP in connection with the validity of the Shares offered under the Registration Statement is filed herewith as Exhibit 5, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                  Exhibit 1.1        Underwriting Agreement dated September 26, 2013 between
the Company and the Underwriter

Exhibit 5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the validity of the securities

Exhibit 23        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (see Exhibit 5)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:   /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  October 1, 2013

EXHIBIT INDEX

Exhibit Number                       Description

1.1                               Underwriting Agreement dated September 26, 2013 between
the Company and the Underwriter

5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the validity of the securities

23                                Consent of Skadden, Arps, Slate, Meagher & Flom LLP (see Exhibit 5)